Exhibit 99.1

INSTALLED BUILDING PRODUCTS REPORTS RESULTS FOR FIRST QUARTER 2014

•	Net Revenue Increases 15.2% to $105.9 Million in First Quarter 2014 –

•	Adjusted EBITDA Increases 82.6% to $4.2 Million in First Quarter 2014 –

Columbus, Ohio, May 13, 2014. Installed Building Products, Inc. (the “Company” or “IBP”), an industry-leading installer of insulation products, announced today results for the first quarter ended March 31, 2014.

First Quarter 2014 Highlights

•	Net revenue increased 15.2% to $105.9 million compared to first quarter 2013; same branch sales increased 13.1% compared to first quarter 2013

•	Adjusted EBITDA increased 82.6% to $4.2 million compared to first quarter 2013

•	Operating income increased $0.6 million to $0.9 million compared to first quarter 2013

•	Net income from continuing operations increased $0.6 million to $0.4 million compared to first quarter 2013

“Our highly efficient and scalable operations resulted in continued year over year growth to both our revenue and net income from continuing operations to start the year,” stated Jeff Edwards, Chairman and Chief Executive Officer. “We are especially pleased with the 15.2% increase in revenues in the first quarter of 2014 amid challenging weather conditions in many of our markets, which delayed some construction activity. The improvement in our adjusted EBITDA reflects the meaningful operating leverage in our business that we have worked hard to build. We expect to further enhance our profitability as market conditions improve. As we move forward in 2014, we are encouraged by our operating momentum and remain well positioned to continue to capitalize on the new home construction recovery and to pursue select strategic acquisitions, as we leverage our national network of branch locations.”

First Quarter 2014 Results Overview

For the first quarter of 2014, net revenue was $105.9 million, an increase of 15.2% from $92.0 million in the first quarter of 2013. On a same branch basis, net revenue grew 13.1% from the prior year quarter, with approximately three-quarters of the increase attributable to growth in the residential new construction end market and the remainder achieved through mix, price and higher energy efficiency standards.

Gross profit improved 18.5% to $26.4 million from $22.3 million in the prior year quarter. Gross margin expanded to 24.9% from 24.2% in the prior year quarter, primarily due to higher net revenue and cost efficiencies.

Selling, general and administrative expense as a percentage of net revenue was 23.4% compared to 23.1% in the prior year quarter, primarily due to an increase in personnel costs to support being a publicly traded company and higher sales, and increased costs for insurance and technology.

Adjusted EBITDA was $4.2 million, an 82.6% increase from $2.3 million in the prior year quarter, largely due to higher net revenue and an improvement in gross margin. Adjusted EBITDA as a percentage of net revenue was 4.0%, a 150 basis point increase from 2.5% in the prior year quarter. Operating income of $0.9 million increased from $0.3 million in the prior year quarter.

Net loss attributable to common shareholders, including the impact of accretion charges, in both periods, on Redeemable Preferred Stock was ($19.5) million, or ($0.76) per diluted share compared to ($2.0) million, or ($0.09) per diluted share in the prior year quarter. The Redeemable Preferred Stock was redeemed in full with a portion of the IPO proceeds. Net income from continuing operations was $0.4 million, or $0.02 per diluted share, compared to ($0.2) million, or ($0.01) per diluted share in the prior year quarter.

Conference Call and Webcast

The Company will host a conference call and webcast on Tuesday, May 13, 2014 at 10:00 a.m. Eastern time to discuss these results. To participate in the call, please dial 877-407-9039 (Domestic) or 201-689-8470 (International). The live webcast will be available at www.installedbuildingproducts.com in the investor relations section. A replay of the conference call will be available through June 13, 2014, by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the pass code 13580413.

About Installed Building Products

Installed Building Products, Inc. is the nation’s second largest insulation installer for the residential new construction market and is also a diversified installer of complementary building products, including garage doors, rain gutters, shower doors, closet shelving and mirrors, throughout the United States. The Company manages all aspects of the installation process for its customers, including direct purchases of materials from national manufacturers, supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family residential, multifamily, and commercial building projects from its national network of branch locations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the demand for our services, expansion of our national footprint, our ability to capitalize on the new home construction recovery, our ability to strengthen our market position, our ability to pursue value-enhancing acquisitions, our ability to improve profitability and expectations for demand for our services for the remainder of 2014. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof.

A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: our dependence on the residential construction industry, the economy and the credit markets; uncertainty regarding the housing recovery; declines in the economy or expectations regarding the housing recovery that could lead to additional significant impairment charges; the cyclical and seasonal nature of our business; our exposure to severe weather conditions; the highly fragmented and competitive nature of our industry; product shortages or the loss of key suppliers; changes in the costs and availability of products; inability to successfully acquire and integrate other businesses; our exposure to claims arising from our acquired operations; our reliance on key personnel; our ability to attract, train and retain qualified employees while controlling labor costs; our exposure to product liability, workmanship warranty, casualty, construction defect and other claims and legal proceedings; changes in, or failure to comply with, federal, state, local and other regulations; disruptions in our information technology systems; and our ability to implement and maintain effective internal control over financial reporting and remediate any outstanding material weakness and significant deficiencies. The order in which these factors appear should not be construed to indicate their relative importance or priority.

New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains the non-GAAP financial measure of Adjusted EBITDA. The reasons for the use of Adjusted EBITDA, a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure and other information relating to Adjusted EBITDA is included below following the unaudited consolidated financial statements.

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except share and per share amounts)

	Three months ended March 31,
	2014	2013
Net revenue	$105,946	$91,962
Cost of sales	79,541	69,688

Gross profit	26,405	22,274
Operating expenses
Selling	6,470	5,752
Administrative	18,361	15,446
Amortization	697	791

Operating income	877	285
Other expense (income)
Interest expense	588	462
Other	(462)	71

	126	533
Income (loss) before income taxes	751	(248)
Income tax provision (benefit)	350	(5)

Net income (loss) from continuing operations	401	(243)

Discontinued operations
Loss from discontinued operations	45	287
Income tax provision	(17)	—

Loss from discontinued operations, net of income taxes	28	287

Net income (loss)	$373	$(530)

Accretion charges on Redeemable Preferred Stock	(19,897)	(1,487)

Net loss attributable to common shareholders	$(19,524)	$(2,017)

Weighted average shares outstanding (basic and diluted)	25,841,679	22,033,901
Net loss per share (basic and diluted)
Loss per share from continuing operations attributable to common stockholders (basic and diluted)	$(0.75)	$(0.08)
Loss per share from discontinued operations attributable to common stockholders (basic and diluted)	(0.01)	(0.01)

Loss per share attributable to common stockholders (basic and diluted)	$(0.76)	$(0.09)

Earnings Per Share Calculations

For the Three Months Ended March 31, 2014 and 2013

(unaudited, in thousands except for share data)

	Three Months Ended March 31,
	2014	2013
Net loss attributable to common shareholders, as reported	$(19,524)	$(2,017)
Add back adjustments for continuing operations:
Accretion charges on Redeemable Preferred Stock	19,897	1,487
Loss from discontinued operations, net of income taxes	28	287

Net income (loss) from continuing operations	$401	$(243)

Weighted average shares outstanding (basic and diluted)	25,841,679	22,033,901
Loss per share attributable to common stockholders (basic and diluted), as reported	$(0.76)	$(0.09)
Add back adjustments for continuing operations:
Accretion charges on Redeemable Preferred Stock	0.77	0.07
Loss from discontinued operations, net of income taxes	0.01	0.01

Income (loss) per share from continuing operations (basic and diluted)	$0.02	$(0.01)

Per share figures in the above earnings per share calculation table may reflect rounding adjustments and consequently totals may not appear to sum.

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except share and per share amounts)

	March 31, 2014	December 31, 2013
ASSETS
Current assets
Cash	$5,150	$4,065
Restricted cash	1,708	1,708
Accounts receivable (less allowance for doubtful accounts of $2,094 and $1,738 at March 31, 2014 and December 31, 2013, respectively)	57,970	58,351
Accounts receivable, related parties	461	475
Inventories	21,232	19,731
Income taxes receivable	174	41
Deferred offering costs	—	5,156
Other current assets	4,576	5,985

Total current assets	91,271	95,512
Property and equipment, net	32,702	29,475
Non-current assets
Goodwill	50,545	49,328
Intangibles, net	13,551	13,400
Other non-current assets	3,900	3,355

Total non-current assets	67,996	66,083

Total assets	$191,969	$191,070

LIABILITIES, REDEEMABLE INSTRUMENTS AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Current maturities of long-term debt	$268	$255
Current maturities of capital lease obligations	8,277	7,663
Accounts payable	43,488	40,114
Accounts payable, related parties	1,076	539
Accrued compensation	7,806	8,942
Other current liabilities	6,474	6,930

Total current liabilities	67,389	64,443
Long-term debt	19,107	27,771
Capital lease obligations, less current maturities	16,109	14,370
Put option—Redeemable Preferred Stock	—	490
Deferred income taxes	9,967	9,571
Other long-term liabilities	10,352	9,006

Total liabilities	122,924	125,651
Commitments and contingencies
Redeemable Preferred Stock; $0.01 par value: 0 and 1,000 authorized, issued and outstanding at March 31, 2014 and December 31, 2013, respectively	—	55,838
Redeemable Common Stock; $0.01 par value: 0 and 5,850,000 authorized, issued and outstanding at March 31, 2014 and December 31, 2013, respectively	—	81,010
Stockholders’ equity (deficit)
Common Stock; $0.01 par value: 100,000,000 and 27,200,862 authorized, 30,601,401 and 16,183,901 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	306	162
Additional paid in capital	139,957	—
Accumulated deficit	(71,218)	(71,591)

Total stockholders’ equity (deficit)	69,045	(71,429)

Total liabilities, redeemable instruments and stockholders’ equity (deficit)	$191,969	$191,070

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Three months ended March 31,
	2014	2013
Net cash provided by (used in) operating activities	$5,030	$(8,555)

Cash flows from investing activities
Restricted cash	—	95
Purchases of property and equipment	(749)	(635)
Acquisitions of businesses	(2,006)	(687)
Proceeds from sale of property and equipment	160	112

Net cash used in investing activities	(2,595)	(1,115)

Cash flows from financing activities
Proceeds from issuance of common stock, net of costs	87,645	—
Redemption of Redeemable Preferred Stock	(75,735)	—
(Payments) proceeds from revolving line of credit, net	(8,714)	9,965
Principal payments on long term debt	(296)	(46)
Payments on capital lease obligations	(2,120)	(1,141)
Payments for deferred offering costs	(2,130)	—

Net cash (used in) provided by financing activities	(1,350)	8,778

Net change in cash	1,085	(892)
Cash at beginning of period	4,065	3,898

Cash at end of period	$5,150	$3,006

Supplemental disclosures of cash flow information
Net cash paid during the period for:
Interest	$313	$199
Income taxes, net of refunds	467	4,157
Supplemental disclosure of noncash investing and financing activities
Vehicles capitalized under capital leases and related lease obligations	4,633	2,991
Note payable issued in connection with acquisition of business	—	300
Unpaid offering costs	2,085	—

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA measures performance by adjusting EBITDA for certain income or expense items that are not considered part of our core operations. We believe that the presentation of this measure provides useful information to investors regarding our results of operations because it assists both investors and us in analyzing and benchmarking the performance and value of our business. We also believe this measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of our capital structure (primarily interest expense), asset base (primarily depreciation and amortization), items outside our control (primarily income taxes) and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. In addition, we use various EBITDA-based measures in determining certain of our incentive compensation programs. Other companies may define Adjusted EBITDA differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted EBITDA may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

Although we use this measure to assess the performance of our business, the use of the measure is limited because it does not include certain material expenses, such as interest and taxes, necessary to operate our business. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net (loss) income in accordance with GAAP as a measure of performance. Our presentation of this measure should not be construed as an indication that our future results will be unaffected by unusual or non-recurring items. This measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, this measure is not intended as an alternative to net (loss) income from continuing operations as an indicator of our operating performance, as an alternative to any other measure of performance in conformity with GAAP or as an alternative to cash flow (used in) provided by operating activities as a measure of liquidity. You should therefore not place undue reliance on this measure or ratios calculated using this measure.

The table below reconciles Adjusted EBITDA to the most directly comparable GAAP financial measure, net income (loss) for the periods presented therein.

Reconciliation of GAAP to Non-GAAP Measures

For the Three Months Ended March 31, 2014

(unaudited, in thousands)

	Three Months Ended March 31,
	2014	2013
Adjusted EBITDA:
Net income (loss) (GAAP)	$373	$(530)
Interest expense	588	462
Provision for income taxes, continuing operations	350	(5)
Depreciation and amortization	3,335	2,392

EBITDA	4,646	2,318

Initial public offering costs expensed	76	—
Gain from put option Redeemable Preferred Stock	(490)	—

Adjusted EBITDA	$4,232	$2,318

Adjusted EBITDA margin	4.0%	2.5%

Source: Installed Building Products, Inc.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net